Amendment to add
Class R6 shares

Exhibit 24(b)(8.154)
FIRST AMENDMENT TO THE
SELLING AND SERVICES AGREEMENT
AND
FUND PARTICIPATION AGREEMENT

This First Amendment, dated as of June 19, 2013, by and between ING Life Insurance and Annuity Company, (“ING Life”) ING Institutional Plan Services, LLC, (ING Institutional”), ING
Financial Advisers, LLC (“ING Financial”) (collectively, “ING") and Neuberger Berman Management
LLC	("Distributor"), acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by the Distributor (each a “Fund” or collectively the “Funds”) is made to the Selling And Services Agreement And Fund Participation Agreement, dated as of October 22, 2009 (the
"Agreement"). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties desire to amend the Agreement to make Class R6 shares of the
Funds available for purchase by the Plans either directly or indirectly through Contracts as provided under the terms of the Agreement to be effective as of the date that the Registration Statement on Form N1-A under the Securities Act of 1933, as amended, becomes effective (“Effective Registration Date”); and

WHEREAS, the parties desire to update the list of share classes available as set forth in
Schedule A “Servicing Fees and 12b-1 Fees,” to the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with new Schedule
A attached hereto

2.	Sections 5 and 6 of the Agreement, Servicing Fees and 12b-1 Fees, respectively, are hereby deleted in their entirety and replaced by new Schedule A attached hereto. The fees set forth on
Schedule A are payable subject to and in accordance with the terms of Paragraph 3 of this
Amendment.

3.	In connection with the sale of a Fund’s shares or servicing of the accounts of the Plans or
Plan participants where the Sub-Administrator is the record owner or listed as the broker-
dealer of record, NBM LLC shall pay the fees set forth in Schedule A: (i) to the applicable
ING party r, if ING trades directly with the Fund; (ii) to the clearing broker through which
ING trades, on ING’s behalf; or (iii) to ING, if ING trades through a clearing broker and
NBM LLC is properly instructed in writing by both ING and the clearing broker to pay ING directly. For accounts where a third-party broker-dealer is the record owner or listed as the broker-dealer of record (i.e., a correspondent broker), NBM LLC shall pay ING such fees unless NBM LLC is instructed in writing by both ING and the third-party broker-dealer that such payment should be made to the broker-dealer of record. The provisions of any Rule 12b-
1 Plan between the Funds and NBM LLC shall control over this Agreement in the event of any inconsistency.

4.	The Sub-Administrator acknowledges and agrees that certain Funds may offer multiple classes of shares and that certain classes are, or may become, closed to new investors. Specifically, only Plans that have established accounts in Investor, Trust and/or Advisor Class shares of a
Fund prior to the offering of Class A or R3 Shares of such Fund and who have continuously maintained an account in such Shares may purchase Investor, Trust and/or Advisor Class shares. In addition, ING agrees that it has responsibility, to the extent that it is required by applicable law, for the suitability and proper supervision of mutual fund recommendations,

solicitations and sales to Plans or Plan participants and will ensure that they are aware of the advantages and disadvantages of selecting one class of shares over other classes of shares and are aware of the different methods of mutual fund financing.

5.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

ING LIFE INSURANCE AND ANNUITY		NEUBERGER BERMAN
COMPANY		MANAGEMENT LLC

By: /s/Lisa Gilarde		By: /s/Robert Conti
Name:	Lisa Gilarde	Name:	Robert Conti
Title:	Vice President	Title:	President

ING INSTITUTIONAL PLAN SERVICES, LLC

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

ING FINANCIAL ADVISERS, LLC

By: /s/Lisa Gilarde
Name:	Lisa Gilarde
Title:	Vice President

SCHEDULE A

Servicing Fees and 12b-1 Fees

For Services rendered by ING under the Agreement with respect to Plan assets invested in the following
Funds, Distributor shall pay the following fees to ING:

Servicing Fees - The provision of shareholder and administrative services to Contract owners, to the
Plans or to Participants shall be the responsibility of ING Financial, ING Life, ING Institutional or the
Nominee and shall not be the responsibility of Distributor. The Nominee, or ING Life on behalf of its
Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased under this
Agreement. It is further recognized that there will be a substantial savings to the Distributor and Funds in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement,
Distributor agrees to pay to ING Life or ING Institutional, as appropriate, a servicing fee, as specified below, based on the average net assets invested in the Funds through the Contracts or through ING Life's or ING Institutional's arrangements with Plans in each calendar quarter. The parties agree that all or a portion of such servicing fee may be derived from a Fund's 12b-1 plan. Distributor will make such payments to ING Life or ING Institutional within thirty (30) days after the end of each calendar quarter.
Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Life or ING Institutional for the quarter and such other supporting data as may be reasonably requested by
ING Life or ING Institutional. If required by a Plan or by applicable law, ING Life or ING Institutional shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Distributor to offset other fees payable by the Plan to ING Life or ING Institutional.

12b-1 Fees - To compensate ING Financial for its distribution of Fund Shares or administrative services related to Fund Shares, Distributor shall make quarterly payments to ING Financial, as specified below, based on the average net assets invested in the Funds through the Contracts or through ING Life's or ING
Institutional's arrangements with Plans in each calendar quarter. Distributor will make such payments to
ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a
Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Distributor to offset other fees payable by the Plan to ING Financial.

Fund Name	Share Class	Total	Sales Load	Administrative	Distribution-
		Compensation		Services	Related or
Servicing
Fee[1]
All Open-ended Mutual
Funds administered by	Investor	__ bps	None	__ bps	__ bps
NBM LLC
All Open-ended Mutual
Funds administered by	Trust	__ bps[1]	None	__ bps	__ bps[2]
NBM LLC
All Open-ended Mutual
Funds administered by	Advisor	__ bps	None	__ bps	__ bps
NBM LLC
All Open-ended Mutual
Funds administered by	Institutional[3]	__ bps	None	__ bps	__ bps
NBM LLC
All Open-ended Mutual
Funds administered by	A3	__ bps	Waived	__ bps	__ bps
NBM LLC
All Open-ended Mutual
Funds administered by	R3[3]	__ bps	None	__ bps	__ bps
NBM LLC
All Open-ended Mutual
Funds administered by	R6[3]	__ bps	None	__ bps	__ bps
NBM LLC

To the extent that a Fund has approved a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, all or part of the fee with respect to that Fund may be payable from the proceeds of that plan. The parties agree that all payments for services made under the Agreement shall be in accordance with a statement provided by
Distributor to ING that shall be based on each Fund's records with its transfer agent.

_______________________
[1] This fee is inclusive of any 12b-1 fee payable pursuant to a separate 12b-1 agreement and reflects the aggregate
12b-1 fees payable to the Company relating to the Funds covered by this Agreement.
[2] Except for Trust Class shares of Neuberger Berman Genesis Fund, Neuberger Berman International Fund,
Neuberger Berman Mid Cap Growth Fund and Neuberger Berman Short Duration Bond Fund, which have no
12b-1 fees, and for which Total Compensation is __ bps, and for which NBM, the Fund’s Adviser, pays __ bps in addition to the __ bps administration services fee.
[3] Only omnibus or, in the case of retirement-related investments, omnibus-by- plan, accounts are permitted in Class
R3, Class R6 and Institutional Class.

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